Exhibit 23.  Independent Auditor's Consent

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-82530 of Interchange Financial Services Corporation of our report dated January 230, 1999, appearing in this Annual Report on Form 10-K of Interchange Services Corporation for the year ended December 31, 1998.

/S/ Deloitte & Touche, LLP
Parsippany, New Jersey
March 19, 1999